UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-0306

DIVISION OF
CORPORATION FINANCE

Mail Stop 3561

July 26, 2005

Dr. Hongbing Lan, CEO
BroadenGate Systems, Inc.
7/F, Block A, Skyworth Building
South Hi-Tech Industrial Park
Schenzhen, China 518057

Re: BroadenGate Systems, Inc.
Item 4.01 Form 8-K
File No. 000-18452

Dear Mr. Lan:

The staff has received a SECPS letter from Blackman Kallick Bartelstein LLP notifying the Chief Accountant of the Commission that the registrant's auditor/client relationship with Blackman Kallick Bartelstein LLP has ceased. This letter is to inform you that the registrant should file an Item 4 Form 8-K immediately. The filing was due no later than the fourth business day following the date the relationship with Blackman Kallick Bartelstein LLP ceased.

Item 304 of Regulation S-B describes the disclosure requirements of the Item 4 Form 8-K. In order for the former accountants to submit to you the letter required by Item 304(a)(3) of Regulation S-B, a copy of the filing should be furnished to them as soon as possible, but no later than the date you file the Form 8-K with the Commission. The accountant's letter should be filed with the Commission as an exhibit to the 8-K when initially filed or as a subsequent amendment thereto no later than 10 days after the initial Form 8-K was filed.

If you are unable to file a Form 8-K and letter from the former accountant, please contact the staff immediately to explain your extenuating circumstances. Direct any questions to Carlton Tartar, Staff Accountant, at (202) 551-3387.

Sincerely,

Carlton Tartar
Staff Accountant